                                                                     Exhibit 5


NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THIS WARRANT MAY ONLY BE EXERCISED AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY IF SO REGISTERED UNDER SAID ACT OR IF THE HOLDER HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                               CERTIFICATE FOR WARRANTS


EXERCISABLE ON OR AFTER THE DATE OF ISSUANCE UNTIL 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 31, 2001



                        COMMUNICATION INTELLIGENCE CORPORATION
                      COMMON STOCK PURCHASE WARRANT CERTIFICATE


                                                                337,500 Warrants


    THIS CERTIFIES that:  LIBRA INVESTMENTS, INC.


or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which, subject to the provisions of
Section 1.1 of Article hereof, represents the right to purchase one fully paid and nonassessable share (the "Shares") of Common Stock, par value $.01 per share ("Common Stock") of Communication Intelligence Corporation, a corporation formed under the laws of the state of Delaware (the "Company"), at the initial exercise price equal to the lesser of (i) $2.50 per Share, or (ii) the closing price of the Common Stock as reported on the NASDAQ SmallCap Market on the date hereof (the "Initial Exercise Price"), at any time prior to the Exercise Deadline hereinafter referred to, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed, at the office of the Company, 275 Shoreline Drive, Redwood Shores, CA 94065, or such other address as to which the Company shall have given written notice to the Registered Holder. Payment of the exercise price shall be made in United States currency, by certified check or money order payable to the order of the Company. This Warrant Certificate is being issued in connection with the issuance of 337,500 Warrants (the "Warrants").

                                      ARTICLE 1

                   WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

    1.1 EXERCISE PRICE; NUMBER OF SHARES. This Warrant Certificate shall, when executed by the Company, entitle the Registered Holder hereof to purchase from the Company one Share for each Warrant evidenced hereby, at the Initial Exercise Price, or such adjusted number of Shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Articles 1 and 2 hereof, payable in full at the time of exercise of this Warrant. The term "Exercise Price" as used in this Agreement shall mean the purchase price of one Share upon the exercise of this Warrant, reflecting all appropriate adjustments made in accordance with the provisions hereof.

    1.2 EXERCISABILITY OF WARRANTS. Each Warrant may be exercised at any time on or after the date of its issuance until 5:00 P.M., New York City time, on December 31, 2001 (the "Exercise Deadline").

    1.3 PROCEDURE FOR EXERCISE. Prior to the Exercise Deadline, Warrants may be exercised by surrendering this Warrant Certificate to the Company at the address specified above, accompanied by payment in full of the Exercise Price as provided in Section 1.1 in effect at the time of such exercise, together with such taxes as are specified in Section 4.1 hereof, for each Share with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check, money order or wire transfer, payable in United States currency to the order of the Company. The date on which Warrants are exercised in accordance with this Section 1.3 is sometimes referred to herein as the Date of Exercise.

    1.4 ISSUANCE OF SHARES. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue, or cause the transfer agent for the Common Stock, if any, to issue a certificate or certificates for the number of full Shares to which the holder is entitled, registered in accordance with the instructions set forth in the Form of Election to Purchase. All Shares shall be validly authorized and issued, fully paid and nonassessable and free from all liens and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for the Shares.

    1.5 CERTIFICATES FOR UNEXERCISED WARRANTS. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Company shall execute and mail, by first class mail, as soon as practicable but, in any event, not later than 30 days after the Date of Exercise, to the Registered Holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Company shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement. Fractions of Shares shall be treated as provided in Section 2.9.

    1.6 RESERVATION OF SHARES. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants that number of its authorized but unissued shares of Common Stock sufficient to permit the exercise in full of all outstanding Warrants.


                                      ARTICLE 2

                          ADJUSTMENTS AND NOTICE PROVISIONS

    2.1  ADJUSTMENT OF EXERCISE PRICE.  Subject to the provisions of this
Article 2, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

         (a) In case the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price in effect, and the number of Shares issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) In case the Company shall distribute to all holders of shares of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation but excluding the transaction referred to in Section 2.1(a)) evidences of its indebtedness, cash (other than cash dividends) or assets (other than distributions and dividends payable in Common Stock), then, in each case, the Registered Holder, upon the exercise hereof, shall be entitled to receive the amount of evidence of indebtedness, cash or assets which such Registered Holder would have been entitled to receive had such Registered Holder exercised the Warrants immediately prior to the record date for such distribution.

         (c) In case the Company shall sell any shares of Common Stock (other than in a transaction referred to in Section 2.1(a)-(b)) for a consideration per share less than the Exercise Price per Share, THEN, in each case, the Exercise Price in effect immediately prior to such sale shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such sale by a fraction, the numerator of which shall be the sum of (i) the total number of Shares outstanding immediately prior to such sale, and (ii) the aggregate consideration, if any, received by the Company upon such sale divided by the Exercise Price immediately prior to such sale, and the denominator of which shall be the total number of Shares outstanding immediately after such sale.

         (d)  For the purposes of any adjustment to be made in accordance with
Section  2.1(c) the following provisions shall be applicable:

                   (i) In case of the sale of Common Stock for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be without deduction for any expenses (including, without limitation, any underwriting discount, selling concession or other compensation paid in connection with such sale) incurred by the Company in connection with such transaction. In case of the sale of Common Stock for consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error.

                   (ii) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                   (iii) Except as hereinafter provided, in case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for Common Stock, or issue any securities convertible into or exchangeable for Common Stock, for a consideration (determined as provided in this Section 2.1(d)) less than the Exercise Price in effect immediately prior to the earlier of the issuance of such options, rights or warrants, or such convertible or exchangeable securities or the record date therefor, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for the Warrants in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities or the record date therefor, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 2.1(c) hereof, provided that:

                        a. The aggregate maximum number of shares of Common Stock issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase or exercise price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company upon the issuance of such options, rights or warrants (without deduction for expenses incurred or amounts paid to any underwriter by the Company in connection with such issuance); provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this Section 2.1(d) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had the adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                        b. The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company upon the issuance of such securities (without deduction for expenses incurred or amounts paid to any underwriter in connection with such issuance), plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection 2.1(d) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                        c. If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in this
Section 2.1(d), or in the price per share or ratio at which the securities referred to in this Section 2.1(d) are convertible or exchangeable (in either case, other than changes in such prices or ratios arising pursuant to antidilution adjustments in such options, rights, warrants, convertible or exchangeable securities or the instruments pursuant to which they were issued), such options, rights or warrants or convertible or exchangeable securities, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares of Common Stock not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

    2.2 NO ADJUSTMENTS TO EXERCISE PRICE. (a) No adjustment in the Exercise Price shall be required if such adjustment is less than $.01; provided, however, that any adjustments which by reason of this Article 2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 2 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

         (b) Notwithstanding any provision of this Warrant Certificate, no adjustment of the Exercise Price or in the number of Shares shall be made as a result of or in connection with the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements, loan agreements and convertible or exchangeable securities outstanding or in effect on the date hereof.

    2.3 ADJUSTMENT TO NUMBER OF SHARES. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 2.1(b), (c) and (d) hereof, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest hundredth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of the Warrants prior to such adjustment by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

    2.4 REORGANIZATIONS. In case of (x) any capital reorganization (other than in the transactions referred to in Section 2.1 hereof) or (y) the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of the outstanding Common Stock or the conversion of such outstanding Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization on the record date therefor. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement of the Company, or any successor thereto, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Registered Holder of each Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate 30 days after the Company gives written notice to each Registered Holder of each Warrant Certificate that such sale or conveyance or other transfer has been consummated.

    2.5 RECLASSIFICATIONS. In case of any reclassification or change of the Shares issuable upon exercise of the Warrants (other than a change in par value or from no par value to a specified par value, or as a result of a transaction referred to in Section 2.1 or 2.4, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely, the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of Shares for which the Warrants might have been exercised immediately prior to such reclassification, change, consolidation or merger on the record date therefor. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Article 2. The above provisions of this Section 2.5 shall similarly apply to successive reclassifications and changes of the Shares.

    2.6 CASHLESS EXERCISE. In lieu of exercising this Warrant by paying the Exercise Price in cash as provided herein, the Registered Holder may exercise this Warrant by surrender of this Warrant at the principal office of the Company together with the notice of election to purchase and the payment for such taxes as specified in Section 4.1 hereof, in which event the Company shall issue to the Registered Holder upon such exercise a number of shares of the Company's Common Stock computed using the following formula:

                                            X = Y(A-B)
                                                ------
                                                  A

Where    X =  The number of shares of Common Stock to be issued to the
              Registered Holder.
         Y =  The number of shares of Common Stock purchasable under this
              Warrant.
         A =  The fair market value of one share of the Common Stock.
         B =  Exercise Price per share.

    For purposes of this Warrant, fair market value of the Common Stock shall be determined as follows: (i) if the Common Stock is publicly traded, the fair market value shall be the average of the highest and lowest reported sales price of the Common Stock on the NASDAQ SmallCap Market, the NASDAQ National Market system or on any securities exchange (or, if the sales price of the Common Stock is unavailable, the average of the highest bid and lowest asked price of the Common Stock) for the twenty trading days prior to the date of determination of fair market value, or (ii) if the Common Stock is not publicly traded, the fair market value shall be determined by the Board of Directors, in their good faith judgement.

    2.7 VERIFICATION OF COMPUTATIONS. Whenever the Exercise Price is adjusted as provided in this Article 2, the Company will promptly deliver to each Registered Holder a certificate setting forth the Exercise Price as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available a brief summary thereof to the holders of the Warrant, at their addresses listed on the register maintained for that purpose by the Company.

    2.8 NOTICE OF CERTAIN ACTIONS. In case at any time the Company shall propose:

         (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends) to all holders of such shares; or

         (b) to issue any rights, warrants or other securities to all holders of shares entitling them to purchase any additional shares of Common Stock or any other rights, warrants, other securities or other property; or

         (c) to effect any consolidation, merger, sale, lease, or conveyance of property, described in Section 2.4, or any reclassification or change of outstanding shares of Shares, described in Section 2.5; or

         (d) to effect any liquidation, dissolution or winding-up of the Company;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to each Registered Holder. Such notice shall specify the date on which the books of the Company shall close, or a record shall be taken, for determining holders of shares entitled to receive such stock dividend or other distribution or such rights, warrants or property, or the date on which such reclassification, change, consolidation, merger, sale, lease, other disposition, liquidation, dissolution, winding up or exchange or other action shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of shares shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice shall be mailed, in the case of any action covered by Subsection 2.8(a) or 2.8(b) above, at least 15 days prior to the record date for determining holders of shares for purposes of receiving such payment or offer; in the case of any action covered by Subsection 2.8(c) or 2.8(d) above, at least 15 days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of shares entitled to receive such securities or other property.

    2.9 WARRANT CERTIFICATE AMENDMENTS. Irrespective of any adjustments pursuant to this Article 2, Warrant Certificates theretofore or thereafter issued need not be amended or replaced but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

    2.10 FRACTIONAL SHARES. The Company shall not be required upon the exercise of any Warrant to issue fractional Shares which may result from adjustments in the Exercise Price or number of shares purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Registered Holder, the number of full shares of Shares which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the then fair market value per share.

    2.11 COMPLIANCE WITH SECURITIES ACT. The Registered Holder, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock to be issued upon exercise hereof, are being acquired for investment and that such Registered Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws. Upon exercise of this Warrant, unless the shares of Common Stock being acquired are registered under the Securities

Act and any applicable state securities laws, the Registered Holder hereof shall confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.


                                      ARTICLE 3

                         OTHER PROVISIONS RELATING TO RIGHTS
                    OF REGISTERED HOLDERS OF WARRANT CERTIFICATES

    3.1 RIGHTS OF WARRANT HOLDERS. This Warrant Certificate shall not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

    3.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may prescribe.

                                      ARTICLE 4

                      SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                       AND CANCELLATION OF WARRANT CERTIFICATES

    4.1 SPLIT UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. Prior to the Exercise Deadline, this Warrant Certificate, subject to the provisions of Section 4.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company at its principal office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Upon any such surrender for split up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested, provided that, the Company has received an opinion of counsel reasonably satisfactory to the Company that said split up is in accordance with the provisions of the Securities Act of 1933, as amended. The Company may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

    4.2 AGREEMENT OF WARRANT CERTIFICATE HOLDERS. Every holder of a Warrant Certificate by accepting the same, consents and agrees with the Company and with every other holder of a Warrant Certificate that:

         (a) transfer of the Warrant Certificates shall be registered on the books of the Company maintained for that purpose by the Company only if surrendered at the principal office of the Company, duly endorsed or accompanied by a proper instrument of transfer and an opinion of counsel reasonably satisfactory to the Company that such transfer is permitted under the Securities Act of 1933, as amended; and

         (b) prior to due presentment for registration of transfer, the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.


                                      ARTICLE 5

                                    MISCELLANEOUS


    5.1 CHANGES TO AGREEMENT. The Company may, without the consent or concurrence of any Registered Holder of a Warrant Certificate, by supplemental agreement, make any changes or corrections in this Certificate that it has been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company, (iii) reduce the Exercise Price or extend the Exercise Deadline or (iv) result in the surrender of any right or power reserved to or conferred upon the Company in this Certificate, which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the Registered Holders of Warrant Certificates. Other changes in this Agreement may be made only with the prior written consent of a holder of a majority of the Warrants affected thereby, provided that no such change shall increase the Exercise Price or shorten the exercise period without the prior written consent of each affected Registered Holder.

    5.2 ASSIGNMENT. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective permitted successors and assigns.

    5.3 NOTICES. Any notice or demand required by this Warrant Certificate to be given or made by the Registered Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed to the Company's principal offices specified above (until another address is given in writing to the Registered Holder by the Company).

    Any notice or demand required by this Warrant Certificate to be given or made by the Company to or on the Registered Holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company. Otherwise such notice or demand shall be deemed given when received by the party entitled thereto.

    5.4 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement, shall not affect in any way the rights of any Registered Holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Article 2 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

    5.5 GOVERNING LAW. The laws of the State of New York shall govern this Warrant Certificate.

    5.6 STANDING. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, and the Registered Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Warrant Certificate or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors and assigns, and the Registered Holders of the Warrant Certificates.

    5.7 HEADINGS. The descriptive headings of the articles and sections of this Warrant Certificate are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    5.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one instrument.

    5.9 REGISTERED BROKER/DEALER. The initial Holder hereby represents and warrants to the Company that Libra Investments, Inc. is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


Dated:  December 31, 1996


                                  COMMUNICATION INTELLIGENCE CORPORATION



                                  By:   /s/James Dao
                                     ------------------------------------
                                       Name: James Dao
                                       Title: Chief Executive Officer


AGREED AND ACCEPTED

LIBRA INVESTMENTS, INC.


By:
    ---------------------
    Name:
    Title:

                            [FORM OF ELECTION TO PURCHASE]

    The undersigned hereby irrevocably elects to exercise _______________ of the Warrants represented by this Warrant Certificate and to purchase the Shares issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

            -------------------------------------------------------------------
                                        (NAME)


            -------------------------------------------------------------------
                            (ADDRESS, INCLUDING ZIP CODE)


            -------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)


DELIVER TO:

            -------------------------------------------------------------------
                                        (NAME)


            -------------------------------------------------------------------
                            (ADDRESS, INCLUDING ZIP CODE)

    If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

    In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $______________ by certified check or money order payable to the order of the Company in United States currency.

Dated:   ________________

---------------------------            -----------------------------------
(Insert Social Security or             (Signature of registered holder)
other identifying
number(s) of holder(s))

                             ---------------------------------------------
                             (Signature of registered holder, if co-owned)

                             NOTE: Signature must conform in all respects to name of holder as specifiedon the face of the Warrant Certificate.